UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 18, 2026

Z Squared Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39669	98-1465952
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

550 South Andrews Ave., Suite #700 Fort Lauderdale, Florida	33301
(Address of principal executive offices)	(Zip Code)

954-400-9994

(Registrant’s telephone number, including area code)

________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ZSQR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On June 18, 2026, Z Squared Inc., a Delaware corporation (the “Company”), entered into a binding Letter of Intent (the “LOI”) with Paradox Data LLC (“Paradox”) and the holders of the membership interests of Paradox (collectively, the “Sellers”), pursuant to which the Company proposes to acquire a majority membership interest in Paradox (the “Transaction”). Paradox is a digital infrastructure company focused on high-density, immersion-cooled compute for data-intensive workloads.

As consideration for the acquired interests, at the closing of the Transaction (the “Closing”) the Company would issue to the Sellers, pro rata, shares of a newly designated series of the Company's preferred stock to be designated Series D Convertible Preferred Stock (the “Series D Preferred”) having an aggregate initial liquidation preference of $5,000,000. The Transaction is structured entirely in Series D Preferred, with no cash consideration and no debt financing. The terms of the Series D Preferred would be set forth in a Certificate of Designation to be filed with the Secretary of State of the State of Delaware at or prior to the Closing.

Consummation of the Transaction is subject to the negotiation and execution of definitive transaction documentation, the completion of the Company's due diligence, the vesting in Paradox of specified technology, land, and operational power capacity, the receipt of required consents and approvals, and the satisfaction or waiver of other customary closing conditions, including any approval of the Company's stockholders required under applicable Nasdaq listing rules, and is subject to a drop-dead date of July 31, 2026. There can be no assurance that the Transaction will be consummated on the terms described herein, or at all. The Series D Preferred to be issued in the Transaction has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and would be issued in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated thereunder.

The foregoing description of the LOI does not purport to be complete and is qualified in its entirety by reference to the full text of the LOI, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On June 25, 2026, the Company issued a press release announcing the execution of the LOI and the proposed Transaction. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information set forth under this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Binding Letter of Intent, dated June 18, 2026, by and among Z Squared Inc., Paradox Data LLC, and the Sellers party thereto.
99.1	Press release issued by Z Squared Inc. on June 25, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 25, 2026

Z SQUARED INC.

By:	/s/ David Halabu
Name:	David Halabu
Title:	Chief Executive Officer

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